Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement filed herewith on Form S-1 of Corning Natural Gas Holding Corporation of our report, dated December 23, 2015, related to our audit of the consolidated financial statements as of and for the year ended September 30, 2015, appearing in the Annual Report on Form 10-K of Corning Natural Gas Holding Corporation.

/S/ FREED MAXICK CPAs, P.C.

Rochester, New York

March 8, 2016